UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2016 (September 22, 2016)

USG Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 1-8864

Delaware	36-3329400
(State or other jurisdictionof incorporation or organization)	(IRS Employer Identification No.)
550 West Adams Street, Chicago, Illinois	60661-3676
(Address of Principal Executive Offices)	(Zip Code)
(312) 436-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          Departure of Principal Executive Officer

          On September 23, 2016, USG Corporation (the “Company”) announced that, effective October 31, 2016, James S. Metcalf will retire from his current position as the Company’s President and Chief Executive Officer and will resign as a member and Chairman of the Company’s Board of Directors (the “Board”).

          Mr. Metcalf’s retirement from the Company will constitute a separation by reason of retirement under the terms of his employment agreement, his outstanding equity awards and all other compensation arrangements and benefits, the materials terms of which have been previously described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 31, 2016.

          Election of Principal Executive Officer

          In connection with Mr. Metcalf’s retirement, the Company also announced that the Board has elected Jennifer F. Scanlon to become the Company’s President and Chief Executive Officer, effective November 1, 2016. In the interim, Ms. Scanlon will serve as Executive Vice President and Chief Executive Officer Elect and will continue to serve as President, International and President, L&W Supply Corporation.

          Ms. Scanlon, age 49, first joined the Company in 2003 as director of supply chain and customer relationship strategy. She has served as Executive Vice President since March 2016, President, International since September 2010 and President, L&W Supply Corporation since July 2015. She has also served as the chairman of the board of USG Boral Building Products since its inception. Previously, she served as Chief Information Officer and head of corporate strategy of the Company. Prior to her employment at the Company, Ms. Scanlon was a senior vice president for Bricker & Associates, Inc., a management consulting firm specializing in assisting Fortune 500 organizations dramatically increase profits through operational improvement. She began her career at IBM, serving in various operational and consulting roles.

          The terms of Ms. Scanlon’s compensation as President and Chief Executive Officer have not yet been finalized. The Company will file an amendment to this Current Report on Form 8-K once such terms have been finalized.

          Appointment of Director and Non-Executive Chairman of the Board

          On September 22, 2016, the Board increased its size from nine to ten members and elected Ms. Scanlon to the class of directors whose term expires at the 2017 annual meeting of stockholders. Upon Mr. Metcalf’s resignation from the Board effective on October 31, 2016, the Board’s size will be reduced back to nine members. Ms. Scanlon will not serve on any committees of the Board and will not receive any compensation for her service on the Board.

          On September 22, 2016, the Board also appointed Steven L. Leer, who has been a director of the Company since June 2005 and currently serves as lead director of the Board, as Non-Executive Chairman of the Board, effective November 1, 2016. The Compensation and Organization Committee of the Board will determine in due course any additional compensation to be paid to Mr. Leer in his new role as Non-Executive Chairman of the Board.

          Neither Ms. Scanlon nor Mr. Leer has any familial relationships or any related party interests required to be disclosed under Items 401(d) and 404(a), respectively, of Regulation S-K other than those relationships disclosed in the Company’s Proxy Statement on Schedule 14A filed with the SEC on March 31, 2016, the relevant portions of which are incorporated herein by reference.

          A copy of the Company’s press release announcing these management changes is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

           Exhibits

 Exhibit No.                                                          Exhibit

99.1                          Press Release, dated September 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
(Registrant)

Date:	September 23, 2016	By:	/s/ Michelle M. Warner
Michelle M. Warner
Senior Vice President, General Counsel and Corporate
Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1                                Press release, dated September 23, 2016.